Exhibit 99.1

7 Northern STACK Wells Northern STACK SXL actual daily production vs 950 Mboe type curve1 Boepd 950 Mboe1 Days online Average daily production (Boepd) 24 Northern Wells2 30 days 60 days 90 days 1,057 972 920 Note: 24 wells with at least 7,500’ of gross perforated interval and at least 60 days of production 1 EUR refers to potential recoverable oil and natural gas hydrocarbon quantities with ethane processing and may not be reflective of SEC proved reserves. Actual quantities that may be recovered could vary significantly 2 Includes only 21 wells for 90 day rate. Well Count Well Count NFX northern STACK SXL results tracking above type curve 0 4 8 12 16 20 24 0 200 400 600 800 1,000 1,200 0 50 100 150 200 250 300